Exhibit 99.1


iGATE Reports Second Quarter Revenue Growth of 8.7% Over Same Quarter a Year Ago

  - Offshore subsidiary's internal re-organization completed, now focused on selling -

    PITTSBURGH, Aug. 5 /PRNewswire-FirstCall/ -- iGATE Corporation
(Nasdaq: IGTE), a global provider of IT and BPO services, today announced consolidated revenues of $65.9 million for the quarter ended June 30, 2004, an 8.7% increase from $60.6 million reported in the same quarter a year ago and a 2.8% sequential increase from $64.1 million in the first quarter 2004. For the first six months of 2004, revenues were $129.9 million compared with revenues of $118.5 million for the first 6 months of 2003. Current and prior period results reflect iGATE's divestiture of its international staffing businesses in Australia and Scotland (previously announced in June) which are reported as discontinued operations.
    Net loss for the second quarter of 2004 was ($0.11) per share or ($5.7) million, which included a ($4.9) million restructuring charge and a tax provision of approximately ($3.4) million, primarily for the write-off of certain deferred tax assets. This quarter's results compare with net income of $1.4 million or $0.03 per share reported in the second quarter of 2003.
For the six-months ended June 30, 2004, net loss was ($0.14) per share or ($7.5) million compared with net income of $0.9 million or $0.02 per share for the six months ended June 30, 2003.
    "iGATE Global Solutions (iGS), the offshore subsidiary of iGATE Corporation, continues to develop its offshore outsourcing capabilities and infrastructure. Since Phaneesh Murthy took over as CEO of iGS, he has added several industry veterans to his management team, transitioned its US-based back office services to India in order to decrease its cost structure, invested in the Concours Group to increase executive-level relationships, integrated the operations of all acquisitions, and invested in premier infrastructure. We are confident that these changes have positioned iGS to benefit from the high-growth offshore outsourcing market and believe positive results will start showing over the next two quarters," said Sunil Wadhani, Chief Executive Officer of iGATE Corporation.
    Commenting on the quarter, Michael Zugay, Chief Financial Officer of iGATE Corporation said: "Although this quarter's results include the impact of several charges, our operating loss, excluding these charges, is in line with what we had anticipated." He added:" In order to enable investors and analysts to track iGS's performances separately from the staffing business, Global Financial Services (GFS) - a small staffing subsidiary formerly managed concurrently with Symphoni - was moved from the iGATE Solutions segment to the iGATE Professional Services segment, and all financial results were recast for this change. As a result, we now have two very separate operating segments: iGS constitutes on its own the iGATE Solutions segment, while the North American staffing business constitutes the iGATE Professional Services segment."

    Offshore Outsourcing Services
    iGS made progress on several fronts this quarter. The company:

     - Further enhanced its management team, with the addition of Chief Sales Officer Srinjay Sengupta. Srinjay was formerly Vice President of Europe at Infosys, a leading offshore services provider.
     - Increased offshore volume by 8% sequentially, and brought the contribution of offshore effort from 45% to 54% over the last four quarters.
     - Transitioned all its back-office support functions to India, including finance, accounting and human resources.
     - Inaugurated a new facility in Hyderabad, India in April, bringing iGS's offshore infrastructure to 300,000 square feet across Bangalore, Hyderabad, Chennai and Noida, India. A 200,000 square feet expansion plan of Bangalore campus is expected to add additional capacity by the end of this year.

    Commenting on the progress of iGS, Phaneesh Murthy, CEO of iGS said:
"Since the new management team has been on board, we have focused on building our operational efficiencies and execution excellence. Progress is steady: with our onsite-offshore ratio improving quarter-on-quarter, upward trend in operating profits and our information systems in place, the time is right for us to focus on our sales engine. We have been putting in place the sales infrastructure that can ensure more Global 2000 organizations benefit from our unique model, and are seeing significant improvement in the number of executive-level meetings we are having, and in our pipeline."

    iGATE Professional Services business.

     - As demand for staffing services in North America continued to improve, iGATE Professional Services business reported a 32.2% revenue increase from the same quarter a year ago and an 8.4% sequential increase, from $28.9 million in the first quarter 2004 to $31.3 million in the second quarter. This is the third consecutive quarter of sequential revenue growth in this segment, reflecting the improvement of IT spending in the US.
     - Through tight management of its SG&A expenses, income from operations as a percentage of revenues increased to 10.6% this quarter in this segment.
     - Keeping with its strategy to increase profitability and to focus solely on its North American staffing operations, iGATE divested its international staffing businesses in Australia and Scotland during the quarter.

    "We are very pleased with the results of our North American staffing business. The experience and expertise that we have built over the years in this area enables us to consistently generate profits above industry average. The recent sale of the international staffing businesses also contributed to
greater overall profitability in this segment.   Although we recognize that
staffing is a more mature business, its profitability certainly adds value to iGATE's shareholders," said Ashok Trivedi, iGATE's President and Co-Founder.
    Looking ahead to Q3 2004, Sunil Wadhwani added, "Despite historically lower utilization rates experienced in the third quarter as a result of the summer vacation season, we expect revenues to increase slightly compared with Q2. In addition, we anticipate our third quarter net loss to range between ($0.01) and ($0.02) per share."
    iGATE will host its second quarter earnings conference call at 10:00 am EDT, on Thursday, August 5, 2004. The call will be webcast at www.igatecorp.com via the Investor Relations section of the site. Investors should log on 10 minutes prior to the start of the program.
    A replay of the call will be available beginning at approximately
2:00 p.m. August 5, 2004 through 12:00 midnight, August 12, 2004. Domestic callers can access the replay by dialing 800-642-1687 and entering pass code 8676429. International callers can access the replay by dialing 706-645-9291 and entering the same pass code: 8676429. The webcast will be available for replay though August 12 on iGATE's corporate website.

    About iGATE:
    iGATE Corporation (Nasdaq: IGTE) is the first fully integrated technology and operations firm with a global service model. iGATE Corporation, through its offshore subsidiary iGATE Global Solutions Ltd., enables clients to optimize their business through a combination of process investment strategies, technology leverage and business process outsourcing and provisioning. Services include consulting, enterprise data management and data warehousing, business intelligence and analytics, design, development, system integration, package evaluation and implementation, re-engineering and maintenance. iGATE Corporation also offers IT Professional Services.
    The company services more than 500 clients across five continents.
Clients rely on iGATE because of our high quality of service, our responsiveness and our cost-effective global reach. More information on iGATE is available at www.igatecorp.com.

    Some of the statements in this news release that are not historical facts are forward-looking statements. These forward-looking statements include our financial, growth and liquidity projections as well as statements concerning our plans, strategies, intentions and beliefs concerning our business, cash flows, costs and the markets in which we operate. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects" and similar expressions are intended to identify certain forward-looking statements. These statements are based on information currently available to us, and we assume no obligation to update these statements as circumstances change. There are risks and uncertainties that could cause actual events to differ materially from these forward-looking statements. These risks include, but are not limited to, our ability to predict our financial performance, the level of market demand for our services, the highly-competitive market for the types of services that we offer, the impact of competitive factors on profit margins, market conditions that could cause our customers to reduce their spending for our services, our ability to create, acquire and build new businesses and to grow our existing businesses, our ability to attract and retain qualified personnel, our ability to reduce costs and conserve cash, currency fluctuations and market conditions in India and elsewhere around the world, political and military tensions in India and South Asia, changes in generally accepted accounting principles and/or their interpretation and other risks that are described in more detail in our filings with the Securities and Exchange Commission including our Form 10-K for the year ended December 31, 2003.


                              iGATE CORPORATION
                    CONSOLIDATED CONDENSED BALANCE SHEETS
                            (dollars in thousands)

                                                June 30,        December 31,
                                                  2004              2003
                  ASSETS
    Current assets:
       Cash and cash equivalents                   $31,279           $36,133
       Short term investments                       33,620            39,582
       Accounts receivable, net                     62,558            46,937
       Prepaid and other current assets              8,111             7,282
       Prepaid income taxes                            378               792
      Deferred income taxes                          4,797             4,545
      Current assets of discontinued
       operations                                       95             7,182
            Total current assets                   140,838           142,453

    Investments in unconsolidated
     affiliates                                      3,932             2,931
    Land, building, equipment and
     leasehold improvements, net                    22,019            16,483
    Goodwill                                         8,516             8,624
    Intangible assets, net                           7,116             8,262
    Noncurrent assets of discontinued
     operations                                        -               2,187
            Total assets                          $182,421          $180,940

       LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities:
       Accounts payable                             $8,832            $9,092
       Accrued payroll and related
        costs                                       17,425            18,517
       Accrued income taxes                          2,532             1,122
       Other accrued liabilities                    15,735             7,591
       Deferred revenue                                870               994
       Current liabilities of
        discontinued operations                        226             3,844
            Total current liabilities               45,620            41,160

       Other long term liabilities                   4,182             1,304
       Deferred income taxes                        10,074             8,719
       Noncurrent liabilities of
        discontinued operations                        -                 748
            Total liabilities                       59,876            51,931

       Minority interest                             8,555             6,874

    Shareholders' equity:
       Common Stock, par value $0.01
        per share                                      531               529
       Additional paid-in capital                  161,125           160,336
       Retained deficit                            (25,953)          (18,499)
       Deferred compensation                        (7,524)           (8,933)
       Common stock in treasury, at
        cost                                       (14,714)          (14,714)
       Accumulated other comprehensive
        income                                         525             3,416
            Total shareholders' equity             113,990           122,135
            Total liabilities and
              shareholders' equity                $182,421          $180,940


                                 iGate Corporation
                         Consolidated Statements of Income
                   (dollars in thousands, except per share data)

                                          Three Months          Six Months
                                             Ended                Ended
                                        June 30, June 30,   June 30,  June 30,
                                          2004     2003       2004      2003

      Revenues                           $65,868  $60,582  $129,931  $118,539

      Cost of revenues                    49,482   42,493    96,508    83,677

      Gross margin                        16,386   18,089    33,423    34,862

      Selling, general and
       administrative                     16,974   16,727    36,254    32,084

      Restructuring charges                4,896      -       4,896       -

      (Loss) income from operations       (5,484)   1,362    (7,727)    2,778

      Other (expense) income, net           (500)     534       256     1,554

      Minority interest                      152     (196)      129      (516)

      Equity in losses of affiliated
       companies                             (87)     -        (187)      -

      (Loss) income before income taxes   (5,919)   1,700    (7,529)    3,816

      Provision for income taxes           3,428      368     3,740     3,004

      (Loss) income from continuing
       operations                         (9,347)   1,332   (11,269)      812

      Income from discontinued
       operations net of income taxes      3,645       77     3,815       133

      Net (loss) income                  $(5,702)  $1,409   $(7,454)     $945

      Net (loss) earnings per common
       share, Basic:
      (Loss) earnings from continuing
       operations                         $(0.18)   $0.03    $(0.21)    $0.02
      Earnings from discontinued
       operations                           0.07     0.00      0.07      0.00
      Net (loss) earnings - Basic         $(0.11)   $0.03    $(0.14)    $0.02

      Net (loss) earnings per common
       share, Diluted:
      (Loss) earnings from continuing
       operations                         $(0.18)   $0.03    $(0.21)    $0.02
      Earnings from discontinued
       operations                           0.07     0.00      0.07      0.00
      Net (loss) earnings - Diluted       $(0.11)   $0.03    $(0.14)    $0.02

      Weighted average common shares
       outstanding, Basic                 52,599   51,560    52,460    51,538
      Weighted average dilutive common
       equivalent shares outstanding      52,599   51,804    52,460    51,764


      Reconciliation of GAAP loss to net
       (loss) earnings excluding the tax
       provision related to the sale of
       eJiva to iGATE Global Solutions
       (1):

      Net (loss) income                  $(5,702)  $1,409   $(7,454)     $945
      Add: provision for income taxes
       related to the sale of eJiva to
       iGATE Global Solutions                -        -         -       1,786
      Net (loss) income excluding the
       provision for income taxes
       related to the sale of eJiva to
       iGATE Global Solutions            $(5,702)  $1,409   $(7,454)   $2,731

      Net (loss) earnings excluding the
       provision for income taxes per
       common share:                      $(0.11)   $0.03    $(0.14)    $0.05

      (1) This reconciliation is for informational purposes only, and is not a substitute for the GAAP financial information presented above under net (loss) income.


                                                     iGate
                                           iGate  Professional iGate
    Three Months Ended March 31, 2004    Solutions  Services  Corporate Total

    External revenues                      $34,551  $28,858     $654  $64,063
    Cost of revenues                        24,188   22,525      313   47,026
    Gross margin                            10,363    6,333      341   17,037
    Selling, general and administrative     11,901    4,302    3,077   19,280
    (Loss) income from operations          $(1,538)  $2,031   (2,736)  (2,243)
    Other income, net                                            756      756
    Minority interest                                            (23)     (23)
    Equity in losses of affiliated companies                    (100)    (100)
    Loss before income taxes                                 $(2,103) $(1,610)


                                                     iGate
                                           iGate  Professional iGate
    Three Months Ended June 30, 2004     Solutions  Services Corporate  Total

    External revenues                      $34,124  $31,273     $471  $65,868
    Cost of revenues                        24,490   24,692      300   49,482
    Gross margin                             9,634    6,581      171   16,386
    Selling, general and administrative     11,154    3,280    2,540   16,974
    Restructuring charges                    4,896      -        -      4,896
    Goodwill impairment                        -        -        -        -
    (Loss) income from operations          $(6,416)  $3,301   (2,369)  (5,484)
    Other expense, net                                          (500)    (500)
    Minority interest                                            152      152
    Equity in losses of affiliated companies                     (87)     (87)
    Loss before income taxes                                 $(2,804) $(5,919)


                                                   iGate
                                          iGate  Professional iGate
    Six Months Ended June 30, 2004      Solutions Services  Corporate   Total

    External revenues                     $68,675  $60,131   $1,125  $129,931
    Cost of revenues                       48,678   47,217      613    96,508
    Gross margin                           19,997   12,914      512    33,423
    Selling, general and administrative    23,055    7,582    5,617    36,254
    Restructuring charges                   4,896      -        -       4,896
    (Loss) income from operations         $(7,954)  $5,332   (5,105)   (7,727)
    Other income, net                                           256       256
    Minority interest                                           129       129
    Equity in losses of affiliated companies                   (187)     (187)
    Loss before income taxes                                $(4,907)  $(7,529)


                                                    iGate
                                          iGate  Professional iGate
    Three Months Ended March 31, 2003   Solutions Services  Corporate   Total

    External revenues                     $35,136  $22,624     $197   $57,957
    Cost of revenues                       24,180   16,895      109    41,184
    Gross margin                           10,956    5,729       88    16,773
    Selling, general and administrative     9,871    3,549    1,937    15,357
    Income (loss) from operations          $1,085   $2,180   (1,849)    1,416
    Other income, net                                         1,020     1,020
    Minority interest                                          (320)     (320)
    (Loss) income before income taxes                       $(1,149)   $2,116

    Three Months Ended June 30, 2003

    External revenues                     $36,548  $23,652     $382   $60,582
    Cost of revenues                       24,911   17,378      204    42,493
    Gross margin                           11,637    6,274      178    18,089
    Selling, general and administrative    10,003    3,451    3,273    16,727
    Income (loss) from operations          $1,634   $2,823   (3,095)    1,362
    Other income, net                                           534       534
    Minority interest                                          (196)     (196)
    (Loss) income before income taxes                       $(2,757)   $1,700

    Three Months Ended September 30, 2003

    External revenues                     $37,838  $22,085     $415   $60,338
    Cost of revenues                       26,122   16,680      273    43,075
    Gross margin                           11,716    5,405      142    17,263
    Selling, general and administrative    12,948    3,256    3,099    19,303
    (Loss) income from operations         $(1,232)  $2,149   (2,957)   (2,040)
    Other income, net                                            81        81
    Minority interest                                           117       117
    Loss before income taxes                                $(2,759)  $(1,842)

    Three Months Ended December 31, 2003

    External revenues                     $36,332  $24,763     $662   $61,757
    Cost of revenues                       25,488   19,044      370    44,902
    Gross margin                           10,844    5,719      292    16,855
    Selling, general and administrative    14,863    3,627    3,059    21,549
    Restructuring charges                     524      -         80       604
    (Loss) income from operations         $(4,543)  $2,092   (2,847)   (5,298)
    Other income, net                                           621       621
    Minority interest                                            87        87
    Equity in losses of affiliated companies                    (99)      (99)
    Loss before income taxes                                $(2,238)  $(4,689)

    Twelve Months Ended December 31, 2003

    External revenues                    $145,854  $93,124   $1,656  $240,634
    Cost of revenues                      100,701   69,997      956   171,654
    Gross margin                           45,153   23,127      700    68,980
    Selling, general and administrative    47,685   13,883   11,368    72,936
    Restructuring charges                     524      -         80       604
    (Loss) income from operations         $(3,056)  $9,244  (10,748)   (4,560)
    Other income, net                                         2,256     2,256
    Minority interest                                          (312)     (312)
    Equity in losses of affiliated companies                    (99)      (99)
    Loss before income taxes                                $(8,903)  $(2,715)

SOURCE  iGATE Corporation
    -0-                             08/05/2004
    /CONTACT: Laureen Laby, Investor Relations of iGATE Corporation, +1-412-787-9230, or llaby@igate.com /
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20010110/IGTELOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.igatecorp.com /
    (IGTE)

CO:  iGATE Corporation
ST:  Pennsylvania
IN:  CPR STW
SU:  ERN ERP CCA MAV